                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, For Use of Commission Only (as permitted by Rule
       14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          Minorplanet Systems USA, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


      1.    Title of each class of securities to which transaction applies:
            Common Stock, $0.01 par value per share.

      --------------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

      4.    Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

      5.    Total Fee Paid:

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:

      --------------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

      3.    Filing Party:

      --------------------------------------------------------------------------

      4.    Date Filed:

      --------------------------------------------------------------------------

                          MINORPLANET SYSTEMS USA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 8, 2003

To the Stockholders of Minorplanet Systems USA, Inc.:

      NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Minorplanet Systems USA, Inc. will be held at Minorplanet USA's principal executive office at 1155 Kas Drive, Suite 100, Richardson, Texas 75081 on Friday, August 8, 2003, at 9:00 a.m., Richardson, Texas time, to consider and vote on the following proposals:

Proposal 1.       The election of three directors to hold office until the
                  next annual meeting of Minorplanet USA's stockholders or until their respective successors shall have been duly elected and qualified.

Proposal 2.       The ratification of Deloitte Touche LLP as Minorplanet
                  USA's independent auditors for the fiscal year ending August
                  31, 2003.

      In addition, we will consider the transaction of such other business as may properly come before the meeting or at any adjournments or postponements.

      The foregoing items of business are more fully described in the attached proxy statement.

      Only stockholders of record at the close of business on July 16, 2003 are entitled to notice of, and to vote at, the annual meeting. A holder of shares of Minorplanet USA's common stock is entitled to one vote, in person or by proxy, for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements.

      All of our stockholders are invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. In addition, you may also vote via telephone by calling (800) 435-6710 or the Internet at www.eproxy.com/mnpl. You will need your control number from your proxy card to vote via telephone or the Internet. You can revoke your proxy at any time before it is voted by delivering written notice to J. Raymond Bilbao at Minorplanet USA's principal executive office or by attending the meeting and voting in person.

      This proxy statement, instruction card and proxy card are being mailed to our stockholders on or about July 25, 2003.

                                              By Order of the Board of Directors

                                              Minorplanet Systems USA, Inc.

                                              J. Raymond Bilbao, Secretary

1155 Kas Drive
Suite 100
Richardson, Texas 75081
(972) 301-2000
July 25, 2003

                          MINORPLANET SYSTEMS USA, INC.

                               PROXY STATEMENT FOR
                       2003 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 8, 2003

                          GENERAL QUESTIONS AND ANSWERS

      The following questions and answers are intended to provide brief answers to frequently asked questions concerning the proposals described in this proxy statement and the proxy solicitation process. These questions and answers do not, and are not intended to, address all the questions that may be important to you. You should carefully read the remainder of this proxy statement as well as any appendices and the documents incorporated by reference in this proxy statement.

THE ANNUAL MEETING

Q:    WHEN AND WHERE IS THE ANNUAL MEETING?
A: The annual meeting will be held on Friday, August 8, 2003, at 9:00 a.m., Richardson, Texas time, at our principal executive office at 1155 Kas Drive, Suite 100, Richardson, Texas 75081. This proxy statement, instruction card and form of proxy are being mailed to our stockholders on or about July 25, 2003.

PROCEDURES FOR VOTING

Q:    IS MY PROXY REVOCABLE AND CAN I CHANGE MY VOTE?
A: You may revoke your proxy at any time before it is voted by doing one of the following:

      - Sending a written notice revoking your proxy to J. Raymond Bilbao, our Secretary, at 1155 Kas Drive, Suite 100, Richardson, Texas 75081;

      -     Signing and mailing to us a proxy bearing a later date; or

      -     Coming to our annual meeting and voting in person.

Q:    WHO IS ENTITLED TO VOTE?
A: Only stockholders of record as of the close of business on July 16, 2003, the record date, will be entitled to vote on the proposals at the annual meeting. Each share of common stock is entitled to one vote.

Q:    HOW DO I VOTE?
A: You can vote by attending the annual meeting in person or by completing, signing and returning your proxy card in the enclosed postage-paid envelope. You can also vote via telephone by calling (800) 435-6710 or via the Internet at www.eproxy.com/mnpl. You will need your control number from your proxy card to vote via telephone or the Internet.

Q:    HOW DOES DISCRETIONARY AUTHORITY APPLY?
A: If you sign your proxy card, but do not make any selections, your shares will be voted "FOR" the election of all of the nominees for directors and "FOR" proposal 2, and, in the discretion of the proxies, as to all other matters which may be properly brought before the annual meeting.

Q.    HOW WILL VOTES BE COUNTED?
A. The annual meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding shares of common stock entitled to vote. As of July 16, 2003, there were 48,349,161 shares of common stock outstanding and entitled to vote on each of the proposals.

      If you have returned a signed proxy card or attend the meeting in person, then you will be considered part of the quorum, even if you do not vote. A withheld vote is the same as an abstention. The effect of abstentions and broker non-votes with respect to a particular proposal will be a vote "AGAINST" that proposal. Our transfer agent, Mellon Investor Services, LLC, will count the votes and act as inspector.

      Broker non-votes occur when proxies submitted by brokers, banks or other nominees holding shares in "street" name do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions on how to vote on the proposals. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes.

Q. WHAT HAPPENS IF I DO NOT RETURN MY PROXY CARD AND DO NOT VOTE AT THE ANNUAL MEETING?
A. If you do not attend the annual meeting and do not submit a proxy, the effect will be that you will not be considered part of, or count towards, achieving a quorum. With respect to proposals 1 and 2, the failure to return a proxy card and vote will have neither the effect of a vote "FOR" nor "AGAINST" these proposals since only a majority of the quorum is required for approval of these proposals, and you will still not be counted toward achieving a quorum.

Q:    IS MY VOTE CONFIDENTIAL?
A: Yes. Only the inspector, Mellon Investor Services, and certain of our employees will have access to your proxy card. All comments will remain confidential, unless you ask that your name be disclosed.

OUR CURRENT STOCK OWNERSHIP

Q:    WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?
A: Our officers and directors collectively and beneficially owned approximately 120,889 shares, or less than one percent of our common stock; as of July 16, 2003.

Q:    WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?
A: According to the Schedule 13D/A filed on July 11, 2003, Minorplanet Systems PLC, our majority stockholder, owned 30,000,000 shares, or approximately 62% of our common stock, as of July 16, 2003. According to the Schedule 13F filed on March 31, 2003, Mackay Shields LLC beneficially owned 10,710,922 shares of our common stock, or approximately 22% of our common stock.

OTHER INFORMATION

Q:    WHEN ARE THE STOCKHOLDER PROPOSALS DUE FOR THE ANNUAL MEETING IN 2004?
A: To be included in the 2004 annual meeting, stockholder proposals must be in writing and must be received by Minorplanet USA, at the following address: 1155 Kas Drive, Suite 100, Richardson, Texas, 75081, Attn:
      Corporate Secretary, no later than April 12, 2004.

Q:    WHO IS SOLICITING MY PROXY AND WHO WILL PAY THE SOLICITATION EXPENSES?
A: We are soliciting your proxy and we will pay the cost of preparing and distributing this proxy statement and the cost of soliciting votes, including without limitation, fees and expenses of Mellon Investor Services; which fees and expenses will be normal and customary for such services. We will reimburse stockbrokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to the owners of common stock.

Q:    WHO CAN HELP ANSWER MY ADDITIONAL QUESTIONS?
A: Stockholders who would like additional copies, without charge, of this proxy statement or have additional questions about the stock issuance transactions, including the procedures for voting their shares, should contact:

      J. Raymond Bilbao
      Senior Vice President, General Counsel & Secretary
      1155 Kas Drive, Suite 100
      Richardson, Texas  75081
      Telephone:  (972) 301-2000

      This question and answer information sheet is qualified in its entirety by the more detailed information contained in this proxy statement. YOU ARE STRONGLY URGED TO CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY BEFORE YOU VOTE.

                           FORWARD-LOOKING STATEMENTS

      Statements in this proxy statement that are not historical facts are "forward-looking statements" within the meaning of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by words such as:

      -     may;
      -     estimates;
      -     believes;
      -     anticipates;
      -     expects;
      -     intends;
      -     predicts;
      -     projects;
      -     potential;
      -     should;
      -     could; and
      -     similar expressions (and the negative of these terms).

These statements involve known and unknown risks and uncertainties that may cause the actual results or outcomes to be materially different from those anticipated and discussed in this proxy statement. In assessing forward-looking statements contained herein, you are urged to read carefully all cautionary statements contained in this proxy statement and in those other filings made by us with the Securities and Exchange Commission, including without limitation, our Transition Report on Form 10-K for the eight month transition period ended August 31, 2002 and our Transition Report on Form 10-K/A for the eight month transition period ended August 31, 2002, which have been provided to you with this proxy statement.

THIS PROXY STATEMENT CONTAINS IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISIONS ARE MADE WITH RESPECT TO THE PROPOSALS. YOU ARE STRONGLY URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY. YOU ARE ALSO STRONGLY URGED TO READ OUR TRANSITION REPORT ON FORM 10-K FOR THE EIGHT MONTH PERIOD ENDED AUGUST 31, 2002 AND OUR TRANSITION REPORT ON FORM 10-K/A FOR THE EIGHT MONTH TRANSITION PERIOD ENDED AUGUST 31, 2002, ESPECIALLY THE RISK FACTORS SECTION, WHICH HAS BEEN PROVIDED TO YOU WITH THIS PROXY STATEMENT.

                                   PROPOSAL 1:
                           ELECTION OF THREE DIRECTORS

      You are being asked to elect the following three individuals as directors:

      -     Gerry C. Quinn
      -     John T. Stupka
      -     Michael Beverley

      Gerry C. Quinn, John T. Stupka and Michael Beverley are all currently serving as directors of Minorplanet USA and were elected at the 2002 annual meeting of stockholders. Effective August 25, 2002, Jana Bell resigned her position as a member of the board of directors of Minorplanet USA to pursue other business interests. Effective November 30, 2002, Sir James Spooner resigned his position as a member of the board of directors of Minorplanet USA. Effective May 5, 2003, Sir Martin Jacomb resigned his position as a member of the board of directors. Effective June 24, 2003, Mr. Abrahams and Mr. Kelly resigned their positions as members of the board of directors of Minorplanet USA. Effective July 7, 2003, the board of directors decreased the size of the board of directors to three members and waived the requirement in Article II,
Section 2.1 of the Company's Amended & Restated Bylaws to hold the annual meeting of stockholders within 150 days of the end of the fiscal year.

      Our bylaws permit the board of directors to increase or decrease the size of the board of directors without stockholder approval, subject to the special rights granted to Minorplanet Systems PLC discussed below. Accordingly, you are not being asked to approve any decrease in the size of the board of directors.

ORGANIZATION OF THE BOARD OF DIRECTORS AND MEETINGS

      Of the three director nominees above, none have been designated by our majority stockholder, Minorplanet Systems PLC, for election to our board of directors. Although Minorplanet Systems PLC has the right, pursuant to that certain Stock Purchase and Exchange Agreement dated February 14, 2001, to designate directors to our board of directors, Minorplanet Systems PLC has elected not to designate any directors to serve on Minorplanet USA's board of directors at this time but they presently retain the right to do so in the future. See "Certain Relationships and Related Party Transactions" on page 9 and "Security Ownership of Certain Beneficial Owners and Management" on page 11. As Minorplanet Systems PLC has presently waived its right to any nominees to the board of directors, our board of directors has set the size of the board at three (3) directors to reflect this waiver by Minorplanet Systems PLC. All directors serve until the next annual meeting of the stockholders or until their respective successors are duly elected and qualified, or until their earlier death or removal from office.

      During the eight month transition period ended August 31, 2002, the board of directors held ten meetings, and acted by written consent four times. The standing committees of the board of directors currently consist of:

      -     the compensation committee;

      -     the audit committee; and

      -     the nominating committee.

      During the eight month transition period ended August 31, 2002, each director attended at least 75% of the meetings of the board of directors and of the meetings of committees on which he served.

      Compensation Committee. The compensation committee is responsible for the administration of, and the determination of strategy and policy matters related to, the 1994 stock option plan. The compensation committee also reviews the future compensation of Minorplanet USA's executives, as necessary. None of the compensation committee members is an officer or employee of Minorplanet USA or holds options granted under the 1994 stock option plan. During the eight month transition period ended August 31, 2002, the compensation committee, which was composed of Gerry C. Quinn, John T. Stupka and Robert Kelly, met two times.

      Audit Committee. The audit committee, with the assistance of management and Minorplanet USA's independent accountants, determines the adequacy of internal controls and other financial reporting matters, and reviews and recommends to the board of directors for approval all published financial statements. During the eight month transition period ended August 31, 2002, the audit committee, which was composed of Messrs. Quinn, Stupka and Beverley, met six times.

      All members of the audit committee are "independent directors" within the meaning of applicable Nasdaq rules that are presently in effect.

      Nominating Committee. The nominating committee considers and makes nominations for additional outside directors for election by the board of directors. During the transition period ended August 31, 2002, the nominating committee was composed of Gerry C. Quinn, John T. Stupka and Robert D. Kelly. The nominating committee held one meeting during the transition period ended August 31, 2002. See "Certain Relationships and Related Party Transactions" on page 9. The nominating committee will consider nominees recommended by our stockholders. Any stockholder wishing to make a nomination should send a letter providing the name, address, phone number and resume of the nominee to our offices, to the attention of the nominating committee.

      We are continuously monitoring the status of recent Nasdaq and SEC rule changes and proposed rule changes with respect to corporate governance issues. We believe that we are in compliance with the current rules applicable to us, and we intend to comply with the proposed rules, when and if, they become effective and applicable to us.

                      OUR DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

      WE ARE SOLICITING YOUR VOTE WITH RESPECT TO THE ELECTION OF THE THREE INDIVIDUALS BELOW AS DIRECTORS EACH OF WHOM IS CURRENTLY SERVING AS A DIRECTOR WITH MINORPLANET USA.

      GERRY C. QUINN - DIRECTOR SINCE JUNE 22, 1995

      Mr. Quinn, age 54, served as President of The Eighteen Wheeler Corporation and The F.B.R. Eighteen Corporation, both of which were affiliates of Minorplanet USA, from April 1992 until February 1994. Mr. Quinn has served as President of The Erin Mills Investment Corporation, since July 1989, a real estate development company and stockholder of Minorplanet USA since September 1989. Prior to joining Erin Mills, Mr. Quinn served as a senior officer in Magna International Inc. and Barrincorp, both publicly traded companies, and he served as a partner in the public accounting firm of Ernst & Young. Currently, Mr. Quinn is also a director of MotorVac Technologies, Inc.

      JOHN T. STUPKA - DIRECTOR SINCE JUNE 22, 1998

      Mr. Stupka, age 53, is currently self-employed providing consulting services. From January 15, 2000 until August 2002, he served as President -Wireless Solutions and President for WorldCom. From August 1996 until October 1999 Mr. Stupka served as President, Chief Executive Officer and as a director of SkyTel Communications, Inc., formerly known as Mobile Telecommunication Technologies Corp. Prior to joining SkyTel, Mr. Stupka served as Senior Vice President - Strategic Planning of SBC Communications, Inc. from August 1995 to August 1996 and as President and Chief Executive Officer of Southwestern Bell Mobile Systems, Inc. from November 1985 to August 1995.

      MICHAEL BEVERLEY DL, DA, SCA, SRSA - DIRECTOR SINCE MARCH 22, 2002

      Mr. Beverley, age 56, retired on August 31, 2001 from Arthur Andersen LLP. Mr. Beverley had served as a partner with Arthur Andersen since 1985, finally serving as Managing Partner - UK Regions immediately prior to his retirement. Mr. Beverley currently serves as a director of Opera North Limited and West Yorkshire Police Community. Mr. Beverley previously served as a director of Arthur Andersen & Co. Nominees and Arthur Andersen Investments Limited.

EXECUTIVE OFFICERS

      Except as disclosed under "Employment Agreements" below, all officers serve until their successors are duly elected and qualified or their earlier death, disability or removal from office.

      DAVID H. BAGLEY - VICE PRESIDENT OF NETWORK OPERATIONS OF MINORPLANET USA

      Mr. Bagley, age 49, joined Minorplanet USA in October 1992 as Director of Field Services and has since held several director-level positions which utilized his 27 years of telecommunications experience prior to assuming his current role of Vice President Network Operations in December of 1999. Before joining Minorplanet USA, Mr. Bagley served as Vice President, South Central Division at Comstock Communications from 1987 to 1992. From 1973 to 1987, Mr. Bagley held various operational and technical management positions at Southwestern Bell Telecom, United Technologies Communications Company and General Dynamics Communications Company.

      J. RAYMOND BILBAO - SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF MINORPLANET USA

      Mr. Bilbao, age 36, was initially employed by Minorplanet USA in June 1997 as Associate General Counsel. He served in that position until February 1999, when he was promoted to General Counsel and Secretary. Mr. Bilbao assumed his current role of Senior Vice President, General Counsel and Secretary in June of 2001 being primarily responsible for all legal and human resources matters. From September 1996 to June 1997, Mr. Bilbao was a Senior Associate Attorney at Neligan & Averch, LLP, a Dallas-based law firm, where he represented technology clients in corporate and litigation matters. From September 1995 to September 1996, Mr. Bilbao was employed by Value-Added Communications, Inc., a Dallas-based telecommunications company, last serving as its Vice President and General Counsel. Mr. Bilbao also previously served as an associate attorney at the law firms of Haney & Tickner, P.C. and Renfro, Mack & Hudman, P.C. In 1992, Mr. Bilbao earned his Juris Doctor degree from St. Mary's University in San Antonio, Texas, where he served as a writer for the St. Mary's Law Journal. Mr. Bilbao is licensed to practice law in Texas and is admitted to practice before the United States District Court for the Northern District of Texas.

      ROBERT GRAY - CHIEF ACCOUNTING OFFICER OF MINORPLANET USA (PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER)

      Mr. Gray, age 38, joined Minorplanet Systems USA in November 2001 as Director of Accounting and Controller, where he managed all accounting and related financial operations served in that position until June 2003 when he was promoted to Chief Accounting Officer. Previously, Mr. Gray served as Director of Finance for Winfirst, a broadband telecommunications company, from June through October 2001. Mr. Gray was employed by Akili Systems Group, a Dallas-based systems integration company, where he served as Controller from 1998 to 2001. He also served in several accounting positions with AT&T Wireless Services including Assistant Controller for the southwest region from 1996 to 1998. Prior to his employment at AT&T Wireless Services, Mr. Gray practiced public accounting for KPMG Peat Marwick serving as a staff auditor. Mr. Gray earned a Bachelor of Business Administration in Accounting at Southern Methodist University and is a Certified Public Accountant.

      ROBERT J. LAMBERT, JR. - VICE PRESIDENT OF INFORMATION TECHNOLOGY OF MINORPLANET USA

      Mr. Lambert, age 44, was originally employed by Minorplanet USA as Director of Information Systems in September 1997. Mr. Lambert transitioned into the role of director of Revenue Assurance and Billing, using his 20 years of information systems and operations experience to successfully manage the billing and collection operations for Minorplanet USA's entire customer base prior to assuming his current role as Vice President of Information Technology. From 1995 to 1997, Mr. Lambert served as director of Retail Operations for CellStar, where he was responsible for the financial and operational focus of the $100+ million organization. From 1986 to 1995, he was employed at KPMG Peat Marwick as a Senior Consulting Manager.

      W. MICHAEL SMITH - CHIEF OPERATING OFFICER OF MINORPLANET USA (PRINCIPAL EXECUTIVE OFFICER)

      Mr. Smith, age 38, originally joined Minorplanet USA in November 1998 as Executive Vice President, Chief Financial Officer and Treasurer serving in such position until June 2003 when he was promoted to Chief Operations Officer. Previously, Mr. Smith served as Vice President of Finance and Chief Financial Officer for TPN, Inc., a provider of digital satellite programming from 1997 to 1998. Mr. Smith was employed by AT&T Wireless Services from 1994 to 1997, where he served as Director of Financial Planning and Control from 1994 to 1996 and as Director of Finance and Controller from 1996 to 1997. Prior to his employment at AT&T Wireless, Mr. Smith practiced public accounting for Arthur Anderson & Co., last serving as a financial consultant and audit manager primarily representing high technology clients. Mr. Smith earned a Masters in Accounting at the University of North Texas and is a Certified Public Accountant.

      RONALD THOMPSON - VICE PRESIDENT OPERATIONS OF MINORPLANET USA

      Mr. Thompson, age 54, joined Minorplanet USA in June of 1999 as Director of Installation and Service, subsequently serving as Director of Manufacturing Operations prior to assuming his current role of Vice President Operations in April of 2002. Mr. Thompson has over 17 years of experience in manufacturing, service, installation and distribution. Previously, Mr. Thompson served in various roles with AfterMarket Technology Corp./Autocraft Industries/Fred Jones Companies for over 4 years last serving as Vice President of Operations - Logistics Services SBU. Prior thereto, Mr. Thompson was employed by DSS, Inc. as Vice President of Finance and Administration for over 10 years. Mr. Thompson was formerly a Certified Public Accountant.

      There are no family relationships among the directors and executive officers of Minorplanet USA.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Minorplanet USA indemnifies each person who is or was a director, officer, employee or agent of Minorplanet USA, or serves at Minorplanet USA's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts incurred in that capacity.

      Minorplanet USA will indemnify only for actions taken:

      - in good faith in a manner the indemnified person reasonably believed to be in or not opposed to the best interests of Minorplanet USA; or

      -     with respect to criminal proceedings, not unlawful.

      Minorplanet USA will also advance to the indemnified person payments incurred in defending a proceeding to which indemnification might apply provided the recipient agrees to repay all such advanced amounts if it is ultimately determined that such person is not entitled to be indemnified. Minorplanet USA's bylaws specifically provide that the indemnification rights granted thereunder are nonexclusive. In accordance with Minorplanet USA's bylaws, Minorplanet USA has purchased insurance on behalf of its directors and officers in amounts it believes to be reasonable.

                       DIRECTOR AND EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

      Standard Arrangements. The board of directors has the authority to fix the compensation of directors. Minorplanet USA's bylaws provide that directors may be reimbursed for reasonable expenses for their services to Minorplanet USA, and may be paid either a fixed sum for attendance at each board of directors meeting or a stated annual director fee. Minorplanet USA also reimburses its directors for travel expenses. In addition, Minorplanet USA provides its non-employee directors with an annual director's fee ranging from $25,000 to $60,000 annually as follows:

                       DIRECTOR                       ANNUAL DIRECTOR'S FEE
                       ---------                      ---------------------
                   Michael Beverley                          $60,000
                   Michael Abrahams                           $0 (1)
                     Robert Kelly                            $25,000
                      Gerry Quinn                            $30,000
                      John Stupka                            $30,000

      (1) Michael Abrahams has waived his right to receive a director's fee.

      In addition to their annual director's fees, during the eight month transition period ended August 31, 2002, John Stupka and Gerry Quinn each received an additional one-time director's fee in the amount of $30,000 and Michael Beverley received an additional one-time director's fee in the amount of $60,000 for participation on board committees.

      On June 22, 1998, Minorplanet USA granted John Stupka non-qualified options to purchase 3,798 shares of common stock at an exercise price of $2.50 per share. These options were not granted under Minorplanet USA's 1994 stock option plan, and therefore, unlike options granted under the 1994 stock option plan, such options have not been registered under the Securities Act of 1933.

      On January 31, 2003, Minorplanet granted John Stupka nonqualified options to purchase 100,000 shares of common stock at an exercise price of $0.80 per share. These options vest on January 31, 2006. On January 31, 2003, Minorplanet granted Gerry Quinn nonqualified options to purchase 100,000 shares of common stock at an exercise price of $0.80 per share. These options vest on January 31, 2006. On January 31, 2003, Minorplanet granted Michael Beverley nonqualified options to purchase 200,000 shares of common stock at an exercise price of $0.80 per share. These options vest on January 31, 2006.

COMPENSATION OF CERTAIN EXECUTIVE OFFICERS

      Summary Compensation Table

      The following is a table describing compensation awarded, paid to or earned, for each of the last three full fiscal years and the eight month transition period beginning January 1, 2002 and ended August 31, 2002, by Minorplanet USA's: (a) Chief Executive Officer; (b) former Chief Executive Officer; (c) other four most highly compensated executive officers during the eight month transition period ended August 31, 2002; and (d) former executive officers employed for only a portion of the eight month transition period ended August 31, 2002, who would have been included as one of the other four most highly compensated executive officers had they been still serving as executive officers at the end of the eight month transition period. Some of the persons named below are employed by Minorplanet USA under an employment agreement. Those agreements are described on pages 7 and 8. Some of the persons named below are no longer employed by Minorplanet USA as noted below.

                                                                                              Long Term
                                                                       Annual                Compensation
                                                                    Compensation                Awards
                                                               ----------------------       -------------
                                                                                              Securities
                                                                                              Underlying        All Other
Name and                                                        Salary        Bonus            Options/        Compensation
Principal Position                                   Year      (Dollars)    (Dollars)        SARs (shares)      (Dollars)
------------------                                   ----      ---------    ---------        -------------      ---------
Andrew Tillman (1)                                   2002*           -            -                  -                -
Chief Executive Officer                              2001            -            -                  -                -
for Minorplanet USA                                  2000            -            -                  -                -
                                                     1999            -            -                  -                -

Jana A. Bell (2)                                     2002*     213,668            -                  -          175,000
Former President and Chief Executive                 2001      301,407      108,000            692,834                -
Officer                                              2000      300,000      120,000                  -           83,916
for Minorplanet USA                                  1999      300,000      187,500                  -                -

Robert LaMere (3)                                    2002*      32,038            -                  -          230,227
Senior Vice President Transportation                 2001      153,785            -            394,120                -
Systems for Minorplanet USA                          2000      147,870       39,998             20,000                -
                                                     1999      139,000       20,850              1,000                -

C. Marshall Lamm (4)                                 2002*      35,417            -                  -          214,005
Senior Vice President Operations for                 2001      169,166            -            493,400                -
Minorplanet USA                                      2000      148,750       42,480             40,000                -
                                                     1999       93,333       26,000             75,000                -

Todd A. Felker (5)                                   2002*     130,309            -                  -          115,135
Senior Vice President Sales and Marketing            2001      173,250       39,200            486,920                -
for Minorplanet USA                                  2000      165,000       42,660             20,000                -
                                                     1999      150,000       82,087             68,000

W. Michael Smith (6)                                 2002*     119,066            -                  -                -
Executive Vice President, Chief Financial            2001      170,100       39,800            485,120                -
Officer and Treasurer for Minorplanet USA            2000      162,961       43,011             20,000                -
                                                     1999      150,000       33,000              1,000                -

J. Raymond Bilbao (7)                                2002*     119,000            -                  -                -
Senior Vice President, General Counsel               2001      163,377       40,200            495,840                -
and Secretary for Minorplanet USA                    2000      130,000       35,490             20,000           42,324
                                                     1999      120,000       29,777             68,000                -

David Bagley (8)                                     2002*      85,066       20,000                  -                -
Vice President, Network Operations for               2001      115,000       15,077             21,000                -
Minorplanet USA                                      2000      100,000       13,163              5,000           55,031
                                                     1999       82,104            -              2,501                -


      * For the Transition Period beginning January 1, 2002 and ended August 31, 2002.

      (1) Mr. Tillman resigned his employment as Chief Executive Officer to pursue other business interests effective June 19, 2003.

      (2) Ms. Bell received compensation as the result of her exercise of stock options and sale of shares of common stock of Minorplanet USA acquired through her stock option exercise in 2000. Effective August 25, 2002, Mrs. Bell resigned her employment with Minorplanet USA to pursue other business interests. On September 24, 2002, Ms. Bell executed an Agreement and General Release with Minorplanet USA in exchange for a separation payment paid by Minorplanet USA to Ms. Bell in the amount of $175,000 and the immediate vesting of 691,834 stock options which were previously unvested. On October 22, 2002, all stock options then held by Ms. Bell were forfeited.

      (3) Effective March 15, 2002, Mr. LaMere resigned his employment with Minorplanet USA in connection with the asset sale to Aether Systems, Inc. consummated on March 15, 2002. On March 15, 2002, Mr. LaMere executed an Agreement and General Release with Minorplanet USA in exchange for a separation payment paid by Minorplanet USA to Mr. LaMere in the amount of $116,107, an additional $8,380 in vacation pay and the immediate vesting of 131,107 stock options which were previously unvested. Additionally, Mr. LaMere forfeited 262,613 unvested stock options. During the eight month transition period ended August 31, 2002, Mr. LaMere received $105,740 in compensation as a result of his exercise of 138,387 stock options and sale of shares of common stock of Minorplanet USA acquired through such stock option exercises.

      (4) Effective March 15, 2002, Mr. Lamm resigned his employment with Minorplanet USA in connection with the asset sale to Aether Systems consummated on March 15, 2002. On March 15, 2002, Mr. Lamm executed an Agreement and General Release with Minorplanet USA in exchange for a separation payment paid by Minorplanet USA to Mr. Lamm in the amount of $128,350, an additional $6,619 in vacation pay and the immediate vesting of 164,400 stock options which were previously unvested. Additionally, Mr. Lamm forfeited 328,800 unvested stock options. During the eight month transition period ended August 31, 2002, Mr. Lamm received $79,036 in compensation as a result of his exercise of 148,400 stock options and sale of shares of common stock of Minorplanet USA acquired through such stock option exercises.

      (5) Effective September 10, 2002, Mr. Felker's employment with Minorplanet USA was terminated. On October 8, 2002, Mr. Felker executed an Agreement and General Release with Minorplanet USA in exchange for a separation payment paid by Minorplanet USA to Mr. Felker in the amount of $115,135, and the immediate vesting of 485,920 stock options which were previously unvested. On November 9, 2002, all stock options then held by Mr. Felker were forfeited.

      (6) Effective June 19, 2003, Mr. Smith was promoted to Chief Operating Officer (the Principal Executive Officer) and relinquished his duties as principal financial officer and principal accounting officer.

      (7) Mr. Bilbao received compensation as a result of his exercise of stock options and sale of shares of common stock of Minorplanet USA acquired through his stock option exercises in 2000.

      (8) Mr. Bagley received compensation as a result of his exercise of stock options and sale of shares of common stock of Minorplanet USA acquired through his stock option exercises in 2000.

      Stock Options. Minorplanet USA grants stock options to certain of its executive officers and employees under the 1994 stock option plan. During the eight month transition period ended August 31, 2002, Minorplanet USA did not grant any stock options under the 1994 stock option plan. As of August 31, 2002, options representing 2,577,664 shares remained outstanding under the 1994 stock option plan, and options to purchase 3,700,282 shares remained available for grant thereunder. Also, options representing 3,798 shares originally granted to John Stupka, a director on Minorplanet USA's board of directors, on June 22, 1998 and not governed by the 1994 stock option plan, remained outstanding and fully vested.

      Option Grants in Last Fiscal Year

      During the eight month transition period ended August 31, 2002, no stock options were granted to Minorplanet USA's: (a) Chief Executive Officer; (b) former Chief Executive Officer; (c) other four most highly compensated executive officers during the eight month transition period ended August 31, 2002; and (d) former executive officers employed for only a portion of the eight month transition period ended August 31, 2002, who would have been included as one of the other four most highly compensated executive officers had they been still serving as executive officers at the end of such eight month transition period.

AGGREGATED OPTION EXERCISES AND YEAR END OPTION VALUES

The following table sets forth:

      - the number of options exercised during the eight month transition period ended August 31, 2002 by the: (a) Chief Executive Officer;
            (b) former Chief Executive Officer; (c) other four most highly compensated executive officers during the eight month transition period ended August 31, 2002; and (d) former executive officers employed for only a portion of the eight month transition period ended August 31, 2002, who would have been included as one of the other four most highly compensated executive officers had they been still serving as executive officers at the end of the eight month transition period;

      -     the number of options held by them as of August 31, 2002; and

      - the value of unexercised and exercised options held by them as of August 31, 2002, calculated as the closing price per share of the common stock on the last trading day of the eight month transition period, which was $0.95, less the option exercise price, multiplied by the number of shares.

                                     Option Exercises               Number of
                                           During              Securities Underlying          Value of Unexercised
                                     Transition Period          Unexercised Options           In-the-Money Options
                                   Ended August 31, 2002         at August 31, 2002            at August 31, 2002
                                   ---------------------      -----------------------     --------------------------
                                   Number of
                                     Shares
                                  Acquired on      Value                      Unexer-                        Unexer-
               Name                 Exercise      Realized    Exercisable     cisable     Exercisable        cisable
               ----                 --------      --------    -----------     -------     -----------        -------
            Andrew Tillman             -             -             -             -             -                -
             Jana A. Bell              -             -          750,400          -             0                0
             Todd Felker               -             -           14,480       486,520          0                0
            Marshall Lamm           148,800       $ 79,036         -             -             0                0
            Robert LaMere           138,387       $105,740         -             -             0                0
           W. Michael Smith            -             -           16,280       484,720          0                0
          J. Raymond Bilbao            -             -            5,560       495,440          0                0
             David Bagley              -             -           10,300        14,201          0                0

      Minorplanet USA's board of directors and its compensation committee intend to further the interests of Minorplanet USA's stockholders by tying a substantial portion of executive compensation to the market value of its common stock. Toward this end, Minorplanet USA has designed its 1994 stock option plan to support its ability to attract and retain qualified management and other personnel necessary for its success and progress.

      Savings Plan. Minorplanet USA has a 401(k) Retirement Investment Profit-Sharing Plan that covers all of its employees once they become eligible to participate. As permitted under the 401(k) Plan, employees may contribute up to 20% of their pre-tax earnings. The maximum amount of contributions by any employee each year is $11,000, the maximum amount permitted under the Internal Revenue Code. Minorplanet USA matches 50% of an employee's contribution to the 401(k) Plan up to 6% of pre-tax earnings for a total potential matching contribution of 3% of the employee's pre-tax earnings.

EMPLOYMENT AGREEMENTS

      Minorplanet USA has current employment agreements with:

      W. Michael Smith; and

      J. Raymond Bilbao.

      The terms of these employment agreements generally provide that such officers are eligible to receive stock options in Minorplanet USA and to participate in the incentive bonus plan for executive officers. In addition, the agreements prohibit the officers from competing with Minorplanet USA during the term of their employment and for eighteen months after their employment is terminated.

      In the event of a termination without cause, the employment agreement provides for payments equal to:

      - the balance of the compensation due under the agreement for the remainder of the initial term or any renewal term, with a minimum payment of six month's salary; and

      - continued medical insurance benefits at Minorplanet USA's expense for a period of twelve months.

      If the employee is terminated within the six months prior to or within two years following a change in control, other than for cause or death, the employment agreements provide for payment of severance payments equal to the sum of:

      - 200% of the highest annual salary paid to the employee during the prior two years; and

      - the greater of the average of the annual discretionary bonuses paid to the executive during the prior two years or $35,000.

      The employment agreements also provide for a gross-up payment equal to the amount of excise tax assessed on the lump severance payments. The employment agreements further provide the same severance benefits which would be received upon a change in control if a change in control occurs and the employee terminates the employment agreement because of:

      - the reduction of the employee's job title, position or responsibilities without the employee's prior written consent;

      - the change of the location where the employee is based to a location which is more than fifty (50) miles from his present location without the employee's prior written consent; or

      - the reduction of the employee's annual salary and bonus by more than 10% from the sum of the higher rate of the employee's actual annual salary and bonus in effect within two years immediately preceding the change of control.

      Additionally upon a change in control or the termination of the employment agreement by Minorplanet USA for a reason other than cause, all stock options granted to the employee immediately vest. For purposes of the employment agreements, a change in control is defined as:

      - the subsequent acquisition by any person or group of 35% or more of Minorplanet USA's securities;

      - during any two year period, the members of the board of directors at the beginning of the period cease to constitute a majority of the board of directors unless the election or nomination of new directors by the stockholders was approved by 2/3 of directors still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved;

      - a merger of Minorplanet USA; other than a merger in which the stockholders of Minorplanet USA maintain more than 80% of the voting control in the surviving entity or a merger effected as part of a recapitalization of Minorplanet USA in which no person acquires more than 35% of the voting securities then outstanding; and/or

      - the approval by the stockholders of the complete liquidation of Minorplanet USA or the sale of substantially all of the assets of Minorplanet USA.

      The initial terms of these employment agreements expired on June 21, 2002, and continue on a month to month basis until terminated by either party on written notice.

      The following paragraphs present additional details of the above employment agreements.

      W. Michael Smith. The agreement with Mr. Smith provides for Mr. Smith's employment as Executive Vice President, Chief Financial Officer and Treasurer of Minorplanet USA for an initial one year term which ended on June 21, 2002. The agreement continues on a month to month basis until terminated by either party on written notice. The agreement granted Mr. Smith 484,120 stock options with a 3-year vesting period at an exercise price of $1.60. Under the terms of the agreement, Mr. Smith was initially paid an annual salary of $170,100 and is eligible for an annual discretionary bonus of 30% of his base salary pursuant to the incentive bonus plan of executive officers. For more information regarding the incentive bonus plan, please refer to pages 13 and 14. Effective January 1, 2002, Mr. Smith's base salary was increased to $178,600 pursuant to a meeting of the compensation committee on March 22, 2002.

      J. Raymond Bilbao. The agreement with Mr. Bilbao provides for Mr. Bilbao's employment as Senior Vice President, General Counsel and Secretary of Minorplanet USA for an initial term which ended on June 21, 2002. The agreement continues on a month to month basis until terminated by either party on written notice. The agreement grants Mr. Bilbao 494,840 stock options with a 3-year vesting period at an exercise price of $1.60. Under the terms of the agreement, Mr. Bilbao was initially paid an annual salary of $170,000 and is eligible for an annual discretionary bonus of 30% of his base salary pursuant to the incentive bonus plan of executive officers. For more information regarding the incentive bonus plan, please refer to pages 13 and 14. Effective January 1, 2002, Mr. Bilbao's base salary was increased to $178,500 pursuant to a meeting of the compensation committee on March 22, 2002.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the eight month transition period ended August 31, 2002, Minorplanet USA's former Chief Executive Officer, who was also a member of the board of directors, annually reviewed and adjusted the salary structures of executive officers who were not subject to employment agreements. Such decisions were subject to review by Minorplanet USA's board of directors. During the eight month transition period ended August 31, 2002, Minorplanet USA's board of directors reviewed its Chief Executive Officer's compensation package.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

MINORPLANET SYSTEMS PLC CHANGE OF CONTROL AND RECAPITALIZATION TRANSACTION

      On June 21, 2001, Minorplanet USA completed the stock issuance transactions approved by its stockholders at the 2001 annual meeting on June 4, 2001. As part of these transactions, Minorplanet USA effected the 1-for-5 reverse stock split on June 5, 2001 that was approved by its stockholders. As a result of the closing of transactions contemplated by that certain Stock Purchase and Exchange Agreement by and among Minorplanet USA, Minorplanet Systems PLC and Mackay Shields LLC, dated February 14, 2001, we issued 30,000,000 shares of our common stock (post reverse stock split) in a change of control transaction to Minorplanet Systems PLC, which is now our majority stockholder owning approximately 62% of our common stock on a non-fully-diluted basis, which is now our sole voting equity security. In exchange for this stock issuance, Minorplanet Systems PLC paid us $10,000,000 in cash and transferred to us all of the shares of its wholly-owned subsidiary, Minorplanet Limited, which holds an exclusive, royalty-free, 99-year license to market, sale and operate Minorplanet Systems PLC's vehicle management information technology in the United States, Canada and Mexico. Minorplanet Systems PLC raised the $10,000,000 cash proceeds from a private placement of its shares in the United Kingdom.

      Pursuant to the aforementioned purchase agreement, on June 21, 2001, Minorplanet USA appointed two additional directors to the board of directors that were designated by Minorplanet Systems PLC: Messrs. Robert Kelly and Andrew Tillman. The purchase agreement provides Minorplanet Systems PLC with the right to designate two of its directors in the future, and to maintain proportionate representation on the board of directors and its committees. However, given Minorplanet System PLC's current ownership, it has the right to elect all directors if it decides to do so in the future. In addition, the purchase agreement also provides that so long as Minorplanet Systems PLC has the right to designate at least two directors, i.e., it owns at least 5% of the outstanding common stock of Minorplanet USA, none of the following actions may be taken unless approved by all of the Minorplanet Systems PLC's designated directors:

      - any capital expenditure by us that is not contemplated in any current annual budget which exceeds $200,000;

      - the hiring and firing of any officer or senior executive reporting to the chief executive officer who has an annual salary of $130,000 or more, or entering into employment agreements with these individuals or amendments to existing agreements;

      - the direct or indirect redemption, purchase or making of any payments with respect to stock appreciation rights and similar types of stock plans;

      - the sale, lease or transfer of any assets of Minorplanet USA representing 5% or more of its consolidated assets, or the merger, consolidation, recapitalization, reclassification or other changes to the capital stock of Minorplanet USA; except as required under law, the taking or instituting of bankruptcy or similar proceedings;

      - the issuance, purchase, acquisition or redemption of any capital stock or any notes or debt convertible into equity;

      -     the acquisition of another entity;

      - the entering into any agreement or contract which commits Minorplanet USA to pay more than $1,000,000 or with a term in excess of 12 months and requiring payments in the aggregate which exceed $200,000;

      - the amendment of Minorplanet USA's certificate of incorporation or bylaws that would adversely affect holders of Minorplanet USA's common stock or Minorplanet USA's rights under the aforementioned purchase agreement;

      -     the exiting of, or entering into a different line of business;

      - the incurrence of any indebtedness or liability or the making of any loan except in the ordinary course of business;

      -     the placing of any lien on Minorplanet USA's assets or properties;
            or

      - the adoption or implementation of any anti-takeover provision that would adversely affect Minorplanet USA.

      In addition to, and simultaneous with, the stock issuance transactions with Minorplanet Systems PLC, we issued 12,670,497 shares of our common stock to the then holders of our Senior Notes due 2005 in exchange for the cancellation of senior notes with an aggregate principal amount of $80,022,000 in an exchange offer. The total principal amount of Senior Notes that remains outstanding is $14,333,000.

      On September 26, 2002, we entered into a letter addendum to the exclusive license and distribution agreement with Minorplanet Limited to provide executive sales and marketing consulting services for the three-month period ended November 23, 2002. Under terms of the agreement, we are not required to pay the initial consulting fees totaling $880,000 unless and until we have filed a Form 10-K reporting net income and positive cash flow for the previous 12-month period.

REGISTRATION RIGHTS IN CONNECTION WITH THE JUNE 21, 2001 RECAPITALIZATION TRANSACTIONS

      The holders of Minorplanet USA's common stock that acquired their shares pursuant to the June 21, 2001 purchase agreement or the exchange offer transactions Minorplanet USA completed on June 21, 2001 are entitled to certain registration rights pursuant to a registration rights agreement Minorplanet USA also entered into with these stockholders. Pursuant to this registration rights agreement, 15,293,745 shares of Minorplanet USA's common stock (2,700,000 shares of which were owned by Minorplanet Systems PLC) were registered for resale under a Form S-3 registration statement that was declared effective with the SEC on October 23, 2001. On up to three separate occasions, but no more than twice in any twelve-month period, the holders of at least ten percent (10%) of Minorplanet USA shares that were registered are entitled to request that it undertake an underwritten offering of such shares if the proposed offering has anticipated aggregate proceeds in excess of $10,000,000 at the time of the request. Minorplanet USA is required to keep this Form S-3 registration statement effective until any holders entitled to sell shares of Minorplanet USA's common stock under it are otherwise entitled to sell such shares without restriction pursuant to Rule 144 under the Securities Act of 1933.

      In addition to the registration rights described above, pursuant to this registration rights agreement the holders of at least fifteen percent (15%) of the then outstanding common stock issued pursuant to the June 21, 2001 purchase agreement and exchange offer transactions are entitled to require Minorplanet USA, on up to five separate occasions, but no more than twice in any twelve-month period, to register shares of its common stock for resale if the proposed offering has anticipated aggregate proceeds in excess of $10,000,000 at the time the registration request is made. Also, subject to certain limitations, all of these stockholders that are deemed to be parties to this registration rights agreement are generally entitled to include such shares (a piggyback right) in any transaction in which Minorplanet USA sells its common stock to the public. The foregoing registration rights are subject to limitations as to amount by the underwriters of any offering and to black-out periods in which Minorplanet USA's management may delay an offering for a limited period of time.

      As of June 16, 2002, such stockholders were free to resell all of their shares subject to compliance with applicable securities laws.

REGISTRATION STATEMENT ON FORM S-3

      On September 18, 1998, Minorplanet USA completed a registration of certain warrants and warrant shares under the Securities Act of 1933, when the SEC declared its registration statement on Form S-3 to be effective. Minorplanet USA was required to register these warrants and warrant shares under a warrant registration rights agreement it entered into as part of a debt offering completed in 1997. Under the terms of the warrant registration rights agreement, Minorplanet USA is required to use its best efforts to keep the registration statement continuously effective until either the warrants expire or they all have been exercised, whichever occurs first. However, during any consecutive 365-day period, Minorplanet USA may temporarily halt the effectiveness of the registration statement on up to two occasions for no more than 45 consecutive days if certain conditions are met. The temporary halt must be in connection with a proposed acquisition, business combination or other development affecting Minorplanet USA, and the board of directors must determine that disclosure of the proposed development would not be in the best interests of Minorplanet USA. Minorplanet USA will not receive any income from the sale of the warrants by the selling warrant holders. However, if or when any warrants are exercised, Minorplanet USA will receive the exercise price for the warrant shares. During the eight month transition period ended August 31, 2002, no warrant shares were exercised.

REGISTRATION STATEMENT ON FORM S-8

      In connection with the closing of the transactions contemplated by the Stock Purchase and Exchange Agreement, the stockholders approved Amendment Number 2 to Minorplanet USA's 1994 Amended and Restated Stock Option Plan (the "Plan") which increased the number of shares of common stock available for issuance (on a post reverse stock split basis) to 5,100,000 shares. Accordingly, on October 10, 2001, Minorplanet USA filed a Form S-8 registration statement covering an additional 4,729,737 shares that may be issued under the Plan. On May 21, 2002, the stockholders approved Amendment No. 3 to the Plan which increased the number of shares of common stock available for issuance to 7,208,000 shares. These additional shares that may be issued under the Plan have not been registered for public resale at this time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of July 16, 2003, regarding beneficial ownership of the common stock and the percentage of total voting power held by:

      - each stockholder who is known by Minorplanet USA to own more than five percent (5%) of the outstanding common stock;

      -     each director;

      -     each executive officer; and

      -     all directors and executive officers as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares. The beneficial ownership information for Mackay Shields LLC and Minorplanet Systems PLC is based on the most recent
Schedule 13D or 13G filed with the SEC by such stockholders.


                                                NUMBER OF SHARES OF COMMON
                                                    STOCK BENEFICIALLY        PERCENT OF CLASS
NAME OF HOLDER                                             OWNED             BENEFICIALLY OWNED
--------------                                             -----             ------------------
Minorplanet Systems PLC                                 30,000,000                 62.0%
  Greenwich House
  Sheepscar, Leeds LS4 2LE
  United Kingdom

Mackay Shields LLC                                      10,710,922                 22.1%
  9 West 57th Street
  New York, NY 10019

Gerry C. Quinn (1)                                        54,530                     *

John T. Stupka (1)                                         3,798                     *

Michael Beverley                                             -                       -

David H. Bagley (1)                                       15,361                     *

J. Raymond Bilbao (1)                                      5,760                     *

Robert Gray                                                 402                      -

Robert J. Lambert, Jr. (1)                                16,860                     *

W. Michael Smith (1)                                      16,480                     *

Ron Thompson (1)                                           8,100                     *

All directors and executive officers as a                 121,291                    *
group (9 persons) (2)


*     Less than 1%

(1) This individual does not actually own any shares of common stock. This number represents the number of shares that this individual may acquire upon the exercise of stock options or warrants that are exercisable within 60 days of July 16, 2003.

(2) All directors and executive officers (9 persons) collectively actually own 402 shares of common stock and collectively beneficially own 120,889 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of July 16, 2003.

CHANGE OF CONTROL OF MINORPLANET USA

      As a result of the recapitalization transaction completed by Minorplanet USA on June 21, 2001, Minorplanet Systems PLC became our majority stockholder and now beneficially owns approximately 62% of our outstanding common stock, or 30,000,000 shares. The details of this transaction and Minorplanet System PLC's control rights are set forth above under the caption "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS - Minorplanet Systems PLC Change of Control and Recapitalization Transactions" on page 9.

BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS OR MANAGEMENT IN MINORPLANET SYSTEMS PLC

      There are no directors and director nominees which beneficially own shares in Minorplanet Systems PLC as of July 16, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Minorplanet USA's directors and executive officers, and persons who own more than ten percent of a registered class of Minorplanet USA's equity securities to file with the SEC initial statements of beneficial ownership of securities and subsequent changes in beneficial ownership. Minorplanet USA's officers, directors and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish Minorplanet USA with copies of all Section 16(a) forms they file.

      To Minorplanet USA's knowledge, based solely on a review of the copies of such reports furnished to Minorplanet USA and written representations that no other reports were required, during the eight month transition period ended August 31, 2002, its officers, directors and greater-than-ten-percent beneficial owners timely complied with all Section 16(a) filing requirements applicable to them. However, Andrew Tillman, our former Chief Executive Officer, and Jeffrey Morris, our former General Officer failed to timely file their initial Form 3 filings which were due in September of 2002 ultimately making such filings in November and December of 2002 respectively. Other than reporting their appointments as officers of Minorplanet Systems USA, neither Form 3 disclosed any beneficial ownership of our stock.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      Our compensation committee has prepared its report on the eight month transition period ended August 31, 2002 executive compensation as required by rules of the SEC. This report provides specific information regarding compensation of Minorplanet USA's President and Chief Executive Officer and its executive officers as a group.

Compensation Policies

      Minorplanet USA structures compensation of its executives in a manner that is intended to be competitive in the marketplace and to link compensation to the long-term business objectives of Minorplanet USA and the enhancement of stockholder value. Minorplanet USA has retained certain executives pursuant to term employment contracts which govern their compensation and others are evaluated on an ongoing basis. The initial term of these agreements expired on June 21, 2002, after which these agreements have continued on a month-to-month basis until terminated by either party upon thirty days advance written notice. See "Directors and Executive Officers -- Employment Agreements" on pages 7 and
8. In determining an executive's total compensation package, the compensation committee considers several factors, including improvements in overall corporate or business unit performance; increases in installed customer base; development efforts that result in greater efficiency or competitive advantages to Minorplanet USA; and the level of responsibility, prior experience, satisfaction of individual performance goals and comparable industry compensation levels for an equivalent position.

      Decisions concerning compensation of executive officers with employment contracts have been made by the compensation committee with the approval of the board of directors. Those executives whose salaries are not established by employment contract are set by the Chief Executive Officer and are subject to review by the compensation committee and the board of directors. The board of directors has delegated to the compensation committee, which currently consists of Gerry C. Quinn and John T. Stupka the task of discussing strategy and policy matters related to the 1994 stock option plan, although it also reviews other forms of compensation from time to time. None of the members of the compensation committee is an officer or employee of Minorplanet USA or holds options granted under the 1994 stock option plan.

Compensation Objectives

      Minorplanet USA compensates its Chief Executive Officer and other executives in a manner that is intended to:

      -     be competitive in the marketplace;

      -     link compensation to long-term business objectives; and

      -     link compensation to the enhancement of stockholder value.

Certain executives have been retained pursuant to term employment contracts which govern their compensation and others are evaluated on an ongoing basis. Minorplanet USA considers both objective and subjective criteria in determining an executive's compensation package. These factors include:

      -     improvements in overall corporate performance;

      -     improvements in business unit performance;

      -     increases in installed customer base;

      - development efforts that result in greater efficiency or competitive advantage;

      -     level of responsibility;

      -     prior experience;

      -     satisfaction of individual performance goals; and

      -     comparable industry compensation for an equivalent position.

Components of Compensation

      Minorplanet USA offers compensation to its Chief Executive Officer and other executive officers that includes base salary, short-term cash incentive compensation in the form of a bonus, if appropriate, and long-term incentive compensation in the form of stock option grants. These elements are addressed separately.

      Base Salaries. Those executives whose salary structures are not established by employment agreements are subject to annual adjustment by the Chief Executive Officer. These adjustments and are subject to review by the compensation committee and the board of directors, based on the compensation policies described above. The compensation committee and the board of directors may also consider such other factors in executive salary decisions as market competition, inflation and other equity considerations. Salary increases reflect job changes, promotions, market adjustment reviews and ordinary increases. Executive salary increases during the eight month transition period ended August 31, 2002 ranged from 0% to 12%.

      Eight Month Transition Period Ended August 31, 2002 Short-term Incentives
- Cash Bonuses and Commissions. Minorplanet USA has implemented an incentive bonus plan for the members of the senior business team who report directly to the Chief Executive Officer and for the Chief Executive Officer. Under the incentive bonus plan in effect during the transition period ended August 31, 2002, Minorplanet USA may pay each such person a bonus of up to 30% of his or her base salary if he or she achieves certain defined goals and objectives. For the Chief Executive Officer, Minorplanet USA may pay a bonus of up to 50% of her base salary if she achieves certain defined goals and objectives. For the Chief Executive Officer and the other executive officers, the bonus is calculated as follows:

      - 70% of the available bonus is tied directly to the achievement of Minorplanet USA's overall business and financial goals;

      - 20% of such bonus is tied to the satisfactory achievement of each executive's individual functional area business goals; and

      - 10% of such bonus is payable at the Chief Executive Officer's discretion, and for the Chief Executive Officer, at the compensation committee's discretion.

      Minorplanet USA's Chief Executive Officer retains the ability to recommend to the compensation committee whether any executive achieved his or her goals and is entitled to receive the bonus. As the Chief Executive Officer also participates in the incentive bonus plan, the Chief Executive Officer's bonus is directly determined by the compensation committee. As reflected in the Summary Compensation Table of this proxy statement, no bonuses were awarded to the Chief Executive Officer nor any other highly compensated executive officers except for Mr. Bagley during the eight month transition period ended August 31, 2002. See "Directors and Executive Officers -- Employment Agreements" on page 7 and "Compensation of Certain Executive Officers - Summary Compensation Table" on page 4.

      Long-term Incentives - Stock Option Grants. The compensation committee selects certain executive officers of Minorplanet USA to receive stock options to purchase shares of common stock, which include both incentive stock options and nonqualified stock options pursuant to the terms of the 1994 stock option plan. The compensation committee administers the 1994 stock option plan, determines those officers or other employees to whom options will be granted and prescribes the terms and conditions of such options, which need not be identical even for similarly situated employees.

      The board of directors and its compensation committee intend to further the interests of Minorplanet USA's stockholders by tying a substantial portion of executive compensation to the market value of our common stock.

However, Minorplanet USA did not grant any stock options to the Chief Executive Officer or the other executive officers during the eight month transition period ended August 31, 2002.

      Policy with Respect to the $1 Million Deduction Limit

      Section 162(m) of the Internal Revenue Code generally limits the U.S. corporate income tax deduction for compensation paid to each executive officer named in the Summary Compensation Table contained in the proxy statement of a public company to $1 million for each year, unless certain requirements are met. For the eight month transition period ended August 31, 2002, the limitation imposed by Section 162(m) did not apply to the compensation paid to any executive officers. Therefore, the board of directors has taken no action in response to Section 162(m). The board of directors will consider actions to qualify compensation for deduction should it appear that the limits of Section 162(m) will be exceeded, but will retain the discretion to pay non-deductible compensation if that would be in the best interests of Minorplanet USA and its stockholders under the circumstances.

Summary

      The compensation committee believes that Minorplanet USA's executive compensation policies and actions provide Minorplanet USA's executive officers with the appropriate incentives to achieve Minorplanet USA's short and long-term goals and to enhance stockholder value.

                                                    COMPENSATION COMMITTEE

                                                    Gerry C. Quinn
                                                    John T. Stupka

                                PERFORMANCE GRAPH

      The following graph compares total stockholder returns of Minorplanet USA since December 31, 1996 to two indices:

      - the NASDAQ CRSP Total Return Index for the NASDAQ Stock Market, Composite; and

      -     the NASDAQ CRSP Total Return Index for Telecommunications Stocks.





COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE DECEMBER 31, 1996

                               [PERFORMANCE GRAPH]


                         Nasdaq US Index          Nasdaq Telecomm Index      MNPL
                         ---------------          ---------------------      ----
      6/22/1995              100.000                      100.000           100.000
     12/31/1995              112.745                      115.678            52.532
     12/31/1996              138.700                      118.370            91.772
     12/31/1997              169.890                      172.927            28.800
     12/31/1998              239.528                      286.267             5.696
     12/31/1999              444.239                      510.585            11.392
     12/31/2000              267.396                      217.388             3.797
     12/31/2001              212.164                      145.507             7.595
      8/31/2002              144.069                       62.886             4.810


      The total return for Minorplanet USA's stock and for each index assumes $100 invested on December 31, 1996 in Minorplanet USA's common stock, the NASDAQ Composite Index and the NASDAQ Telecommunications Index, including the reinvestment of dividends, although cash dividends have never been declared on Minorplanet USA's stock. Minorplanet USA's common stock is traded on the NASDAQ SmallCap Market and is a component of both the NASDAQ-US Index and the NASDAQ Telecommunications Index.

      The closing price of the common stock on the last trading day of the eight month transition period ended August 31, 2002 was $0.95 per share. Historical stock price performance is not necessarily indicative of future price performance.

VOTE REQUIRED AND RECOMMENDATION

      The affirmative vote of a majority of the outstanding shares present is required to elect each of the three nominees for director. Broker non-votes and abstentions will not be counted as votes for the election of any of the directors. The approval of proposal 1 is not conditioned upon the approval of the other proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTIONS OF GERRY C. QUINN, JOHN T. STUPKA AND MICHAEL BEVERLEY TO SERVE AS DIRECTORS. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THE ELECTION OF ALL THREE DIRECTORS UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES CONTRARY CHOICES.

                                   PROPOSAL 2:

           RATIFICATION OF DELOITTE TOUCHE LLP AS INDEPENDENT AUDITORS

      Our board of directors has selected Deloitte Touche LLP as Minorplanet USA's independent auditors for the fiscal year ending August 31, 2003. Deloitte Touche has audited Minorplanet USA's financial statements since August 12, 2002 and audited our financial statements for the eight month transition period ended August 31, 2002. Representatives of Deloitte Touche will attend the annual meeting to answer appropriate questions and may make a statement if they so desire.

      The selection of Deloitte Touche as our independent auditors does not need to be ratified by the stockholders. If the choice of Deloitte Touche is not ratified, our board of directors and the audit committee will reconsider the retention of Deloitte Touche. If the selection of Deloitte Touche is ratified by the stockholders, the board of directors and the audit committee may direct the appointment of a different independent accounting firm at any time during the fiscal year ending August 31, 2003.

      Minorplanet USA received a letter on August 2, 2002 from the SEC notifying it that its independent auditor, Arthur Andersen, in connection with the wind-down of Andersen's business, had notified the SEC that it would be unable to perform future audit services for Minorplanet USA effective immediately.

      Andersen's reports on Minorplanet USA's consolidated financial statements for the past two fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During Minorplanet USA's two most recent fiscal years ended December 31, 2001 and December 31, 2000 respectively, and the subsequent interim period through August 14, 2002, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Minorplanet USA's consolidated financial statements for such years; and there were no reportable events, as listed in
Item 304(a)(1)(v) of Regulation S-K.

      As recommended by the audit committee of Minorplanet USA's board of directors, on August 12, 2002, the board of directors approved the engagement of, and Minorplanet USA engaged, Deloitte Touche LLP to serve as Minorplanet USA's independent public accountants for the eight month transition period ended August 31, 2002.

      During Minorplanet USA's three most recent fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 respectively, and the subsequent interim period through August 11, 2002, Minorplanet USA did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Minorplanet USA's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      On May 21, 2002, the board of directors elected to change Minorplanet USA's fiscal year from January 1 through December 31 in each year, to September 1 to August 31 in each year. The decision was made to change Minorplanet USA's fiscal year in order to match the fiscal year of its majority shareholder, Minorplanet Systems PLC, and to reduce audit-related expenses associated with audits occurring at different times of the year for each of the two companies.

VOTE REQUIRED AND RECOMMENDATION

      The affirmative vote of a majority of the shares present is needed to ratify the selection of Deloitte Touche LLP as independent auditors for fiscal year ending August 31, 2003. Broker non-votes and abstentions will not be counted as votes for this proposal. The board of directors recommends that you vote "FOR" the ratification of Deloitte Touche as the independent auditors for the fiscal year ending August 31, 2003. All proxies solicited by the board of directors will be voted "FOR" the ratification of Deloitte Touche unless stockholders specify in their proxies a contrary vote.

                          REPORT OF THE AUDIT COMMITTEE

      Minorplanet USA's audit committee has reviewed and discussed with management our audited financial statements as of and for the eight month transition period ended August 31, 2002. Minorplanet USA's audit committee has also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Minorplanet USA's audit committee has received the written disclosures and the letter from Minorplanet USA's independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with our independent auditors that firm's independence from Minorplanet USA and its management. The audit committee has considered whether the provision of non-audit services by Minorplanet USA's principal auditor is compatible with maintaining auditor independence.

      Based on the review and discussions referred to in the above paragraph, the audit committee recommended to Minorplanet USA's board of directors that the audited financial statements for the eight month transition period ended August 31, 2002 be included in Minorplanet USA's transition report on Form 10-K for the eight month transition period ended August 31, 2002 for filing with the SEC. The written charter of Minorplanet USA's audit committee was attached to the proxy statement relating to the 2001 annual meeting of stockholders as Appendix G.

      On August 12, 2002, Minorplanet USA retained its principal auditor, Deloitte Touche, to provide services in the following categories and amounts:

      -     Audit Fees of $143,605;

      -     Financial Information Systems Design and Implementation Fees of $0;
            and

      -     All Other Fees of $0.


                                                              AUDIT COMMITTEE

                                                              John T. Stupka
                                                              Gerry C. Quinn
                                                              Michael Beverley

                              STOCKHOLDER PROPOSALS

      We must receive any stockholder proposal intended for inclusion in the proxy materials for our annual meeting to be held in 2004 no later than April 12, 2004 to have such proposal included in our proxy statement for the 2004 annual meeting. You must submit your proposal in writing to our Corporate
Secretary:

                                J. RAYMOND BILBAO
                           1155 KAS DRIVE, SUITE 100,
                             RICHARDSON, TEXAS 75081
                            TELEPHONE (972) 301-2000

                                  ANNUAL REPORT

      Our transition report on Form 10-K, which includes our consolidated financial statements as of and for the eight month transition period ended August 31, 2002 and our transition report on form 10-K/A for the eight month transition period ended August 31, 2002, have been mailed to you along with this proxy statement. Our Transition Report on Form 10-K for the eight month transition period ended August 31, 2002 and our transition report on Form 10-K/A for the eight month transition period ended August 31, 2002 are not incorporated by reference into this proxy statement and are not considered proxy solicitation material. UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE TO ANY STOCKHOLDER FROM WHOM PROXIES ARE BEING SOLICITED BY US, A COPY OF OUR TRANSITION REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES TO SUCH REPORT AND OUR TRANSITION REPORT ON FORM 10-K/A FOR THE EIGHT MONTH TRANSITION PERIOD ENDED AUGUST 31, 2002. SUCH REQUEST SHOULD BE DIRECTED TO:

                                 1155 KAS DRIVE
                                    SUITE 100
                             RICHARDSON, TEXAS 75081
                                 (972) 301-2000
                             ATTN: J. RAYMOND BILBAO

                                  OTHER MATTERS

      Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                           By Order of the Board of Directors,

                                           J. RAYMOND BILBAO

                                           Secretary

July 25, 2003

                          MINORPLANET SYSTEMS USA, INC.

                                      PROXY

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                 THE ANNUAL MEETING TO BE HELD ON AUGUST 8, 2003

The undersigned hereby appoints W. Michael Smith or J. Raymond Bilbao, and each of them, jointly and severally, as the undersigned's proxy or proxies, with full power of substitution, to vote all shares of common stock of Minorplanet Systems USA, Inc. which the undersigned is entitled to vote at the annual meeting of the common stockholders to be held at 1155 Kas Drive, Suite 100, Richardson, Texas on August 8, 2003 at 9:00 a.m., Richardson, Texas time, and any postponements, adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth below, revoking any proxy or proxies heretofore given.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

       (Continued, and to be marked, dated and signed, on the other side.)

                            - FOLD AND DETACH HERE -

                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. If you are calling from within the United States, call TOLL FREE 1-800-435-6710 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2.    Vote by Internet at our Internet Address: www.eproxy.com/mnpl,

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMEND
A VOTE FOR PROPOSALS 1 AND 2                          Please mark your
                                                      votes as indicated
                                                      in this example.     [X]

1. The election of the following three directors to hold office until the next annual meeting of Minorplanet USA's stockholders and until their respective successors shall have been duly elected and qualified.
      [ ] FOR ALL NOMINEES (except for the names struck out below):
      [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES
          Gerry C. Quinn, John T. Stupka and Michael Beverley
      INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME ABOVE.

2. The ratification of Deloitte Touche LLP as Minorplanet USA's independent auditors for the fiscal year ending August 31, 2003.

      [ ] FOR              [ ] AGAINST                         [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                                         Date              /
                                              ----------------------------------

                        --------------------------------------------------------
                        Signature

                        --------------------------------------------------------
                        Signature, If Jointly Held

                        If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                         VOTE BY TELEPHONE AND INTERNET
                              QUICK EASY IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER located in the box in the lower right of this form.

OPTION A: To vote as the board of directors recommends on both proposals: Press
1

OPTION B: If you choose to vote on each item separately, press 0. You will hear these instructions:

      Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, you must confirm your vote by pressing 1.

      VOTE BY INTERNET: The Web address is: www.eproxy.com/mnpl


          IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY CARD
                              THANK YOU FOR VOTING

                CALL * * TOLL FREE * * ON A TOUCH TONE TELEPHONE
                            1-800-435-6710 - ANYTIME
                     THERE IS NO CHARGE TO YOU FOR THIS CALL



                                                 -------------------------------
                                                 CONTROL NUMBER

                                                 FOR TELEPHONE/INTERNET VOTING